EX. 99.28(g)(1)(xvii)

Amendment to

Master Global Custody Agreement

 between Jackson Variable Series Trust and

Jackson National Asset Management, LLC

This Amendment to the Master Global Custody Agreement dated March 24, 2011, as amended (the “Agreement”), is by and between JPMorgan Chase Bank, National Association (the “Custodian”), and Jackson Variable Series Trust (formerly, Curian Variable Series Trust) (“JVST” or the “Trust”).

Whereas, the Board of Trustees of the Trust (the “Board”) has approved the following changes (collectively, “Changes”), effective September 25, 2017:

1)	Fund mergers for the following Funds:

JNAM Guidance – Fixed Income 100 Fund into the JNAM Guidance – Conservative Fund;
JNAM Guidance – Equity 100 Fund into the JNL Aggressive Growth Allocation Fund (formerly, JNL Disciplined Growth Fund) of JNL Series Trust;
JNAM Guidance – Moderate Growth Fund into the JNL Moderate Growth Allocation Fund (formerly, JNL Disciplined Moderate Fund) of JNL Series Trust;
JNAM Guidance – Growth Fund into the JNL Growth Allocation Fund (formerly, JNL Disciplined Moderate Growth Fund) of JNL Series Trust; and
JNAM Guidance – Maximum Growth Fund into the JNL Aggressive Growth Allocation Fund (formerly, JNL Disciplined Growth Fund) of JNL Series Trust.

2)	Fund name changes for the following Funds:

JNAM Guidance – Alt 100 Fund to the JNL Institutional Alt 100 Fund;
JNAM Guidance – Interest Rate Opportunities Fund to the JNL Interest Rate Opportunities Fund;
JNAM Guidance – Real Assets Fund to the JNL Real Assets Fund;
JNAM Guidance – Conservative Fund to the JNL Conservative Allocation Fund;
JNAM Guidance – Moderate Fund to the JNL Moderate Allocation Fund;
JNL Tactical ETF Conservative Fund to the JNL Tactical ETF Moderate Fund;
JNL Tactical ETF Moderate Fund to the JNL Tactical ETF Moderate Growth Fund; and
JNL/Van Eck International Gold Fund to the JNL/VanEck International Gold Fund.

Whereas, pursuant to approval of the Fund Changes, as outlined above, the Custodian and the Trust have agreed to amend Schedule A of the Agreement, effective September 25, 2017 to:

1)	Remove all references to the following Funds:

JNAM Guidance – Fixed Income 100 Fund;
JNAM Guidance – Equity 100 Fund;
JNAM Guidance – Moderate Growth Fund;
JNAM Guidance – Growth Fund; and
JNAM Guidance – Maximum Growth Fund.

2)	Change the names of the following Funds:

JNAM Guidance – Alt 100 Fund to JNL Institutional Alt 100 Fund;
JNAM Guidance – Interest Rate Opportunities Fund to JNL Interest Rate Opportunities Fund;
JNAM Guidance – Real Assets Fund to JNL Real Assets Fund;
JNAM Guidance – Conservative Fund to JNL Conservative Allocation Fund;
JNAM Guidance – Moderate Fund to JNL Moderate Allocation Fund;
JNL Tactical ETF Conservative Fund to JNL Tactical ETF Moderate Fund;
JNL Tactical ETF Moderate Fund to JNL Tactical ETF Moderate Growth Fund; and
JNL/Van Eck International Gold Fund to JNL/VanEck International Gold Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the Custodian and the Trust hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 25, 2017, attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.
The Custodian and the Trust each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4.	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Custodian and the Trust have caused this Amendment to be executed and effective September 25, 2017.

Jackson Variable Series Trust		JPMorgan Chase Bank, National Association

By:	/s/ Kelly L. Crosser	By:	/s/ Brian Eckert
Name:	Kelly L. Crosser	Name:	Brian Eckert
Title:	Assistant Secretary	Title:	Executive Director 08/17/2017

Schedule A
List of Funds as of September 25, 2017
 (List of Funds)

Funds
JNL Interest Rate Opportunities Fund
JNL Conservative Allocation Fund
JNL Moderate Allocation Fund
JNL Institutional Alt 100 Fund
JNL Real Assets Fund
JNL Tactical ETF Moderate Fund
JNL Tactical ETF Moderate Growth Fund
JNL Tactical ETF Growth Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Growth Fund
JNL/AQR Risk Parity Fund
JNL/BlackRock Global Long Short Credit Fund
JNL/Epoch Global Shareholder Yield Fund
JNL/FAMCO Flex Core Covered Call Fund
JNL/PIMCO Credit Income Fund
JNL/The Boston Company Equity Income Fund
JNL/The London Company Focused U.S. Equity Fund
JNL/VanEck International Gold Fund
JNL/WCM Focused International Equity Fund

A-1